Exhibit 10.16

CENTENNIAL BANK HOLDINGS, INC.

2005 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”) is dated                     , 20     by and between CENTENNIAL BANK HOLDINGS, INC., (the “Company”), and                      (“Optionee”). Unless otherwise defined herein, the terms defined in the Centennial Bank Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”) shall have the same defined meanings in this Option Agreement (“Agreement”);

WHEREAS, pursuant to the Plan, the Board or the Committee has authorized granting to Optionee Options to purchase Common Stock, such Options to be for the term and upon the terms and conditions hereinafter stated.

NOW, THEREFORE, it is hereby agreed:

1. Grant of Option. Pursuant to said action of the Board or the Committee, the Company hereby grants to Optionee Options to purchase, upon and subject to the terms and conditions of the Plan, which is incorporated herein by this reference, all or any part of                      (            ) shares of Common Stock at the price of                      DOLLARS ($            ) per share, which price is one hundred percent (100%) of the fair market value of a share of such Common Stock as of the date of action of the Board granting this option. [These Options are intended to be treated as a Non-Statutory Stock Options.] [These Options are intended to qualify as an Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).] OPTIONEE ACKNOWLEDGES THAT UNDER SECTION 422 (d) OF THE CODE, TO THE EXTENT THAT THE AGGREGATE FAIR MARKET VALUE OF THE STOCK (DETERMINED AS OF THE DATE OF THE GRANT, WHICH UNDER THIS OPTION IS THE EXERCISE PRICE) WITH RESPECT TO WHICH INCENTIVE STOCK OPTIONS ARE EXERCISABLE FOR THE FIRST TIME BY THE OPTIONEE DURING ANY CALENDAR YEAR (UNDER ALL OPTIONS HELD BY OPTIONEES) EXCEEDS $100,000, SUCH OPTIONS SHALL BE TREATED AS NON-STATUTORY STOCK OPTIONS.]

2. Vesting and Exercisability. The Options granted herein shall be exercisable as to                                          (            ) shares on                     , 20    ; as to an additional                                          (            ) shares on                     , 20    ; and as to an additional                                          (            ) shares on                     , 20    . The Options shall expire as of             , 20            , unless the Options have expired or terminated earlier in accordance with provisions hereof or of the Plan. Shares as to which the Options are exercisable pursuant to the foregoing provision may be purchased at any time prior to expiration of the Option period.

3. Exercise of Options. The Options may be exercised by giving written notice to the Company stating the number of Shares with respect to which this Option is being exercised,

together with cash in the amount of the purchase price of such shares. If the Option is being exercised by any person other than the Optionee, said notice shall be accomplished by proof, satisfactory to counsel for the Company, of the right of such person to exercise the Option. Not less that ten (10) shares may be purchased at any one time unless the number purchased is the total number which may be purchased under this Option. All determinations by the Committee or Adminstrator, as described in Section 3 of the Plan, with regard to payment amounts and eligibility shall be conclusive and binding upon Optionee. Upon exercise, Optionee shall make appropriate arrangements and shall be responsible for the withholding of any federal and state taxes then due upon acquisition of the Shares.

4. Cessation of Employment. Subject to the terms of the Plan, if Optionee shall cease to be employed by the Company or a subsidiary corporation for any reason other than Optionee’s death,, Disability or Cause, the Options granted herein shall expire three (3) months thereafter or on the day specified in Paragraph 2 above, whichever is earlier. Before such expiration, Optionee shall have the right to exercise his or her Option to the extent vested as of the Termination Date.

5. Termination of Employment for Cause. If Optionee’s employment by the Company or a subsidiary corporation is terminated for Cause, the Options shall expire as of the Termination Date, unless otherwise determined by the Administrator in accordance with the terms of the Plan.

6. Nontransferability; Death or Disability of Optionee. The Options shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by Optionee. If Optionee dies or suffers a Disability while employed by the Company or a subsidiary corporation, or during the three-month period referred to in Paragraph 4 above, Options granted herein shall expire one (1) year after the date of Optionee’s death or date of Disability, as applicable, or on the day specified in Paragraph 2 above, whichever is earlier. After Optionee’s death or Disability, but before such expiration, in the case of death the person or persons to whom Optionee’s rights under the Options shall have passed by will or by the applicable laws of descent and distribution, and in the case of Disability Optionee or his authorized representative, shall have the right to exercise such Options to the extent vested as of the date of death or Disability.

7. Employment. This Agreement shall not obligate the Company or a subsidiary corporation to employ Optionee for any period, nor shall it interfere in any way with the right of the Company or a subsidiary corporation to reduce Optionee’s compensation.

8. Privileges of Stock Ownership. Optionee shall have no rights as a stockholder with respect to Common Stock subject to this Agreement until the date of issuance of stock certificates to Optionee. Except as provided in Section 13 of the Plan, no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

9. Amendment and Termination by Board of Directors. The Plan is subject to amendment and termination in certain events as provided in Section 21 of the Plan.

10. Ambiguity. If there exists or arises any ambiguity or question or interpretation between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control under all circumstances.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

CENTENNIAL BANK HOLDINGS, INC.

By:
Title:

OPTIONEE

[Typed Name]

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